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                                                                     Exhibit 1.1

                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                                Medium Term Notes

                             DISTRIBUTION AGREEMENT

                                                                December 8, 2006

The Agents Named in Schedule 1 to this Agreement

Dear Sirs:

     The Governor and Company of The Bank of Ireland, established in Ireland by Royal Charter in 1783, and having limited liability (the "BANK"), confirms its agreement with you with respect to the issue and sale from time to time by the Bank of one or more series of its Medium Term Notes due more than nine months from the date of issue (the "NOTES"). The Bank has currently authorized the issuance of up to U.S.$10,000,000,000 principal amount of Notes (or the equivalent in one or more foreign currencies or currency units) outstanding at any one time, but may increase such authorized amount upon written notice to you to such effect without the need for an amendment to this Agreement.

     The Notes of each series may be issued as senior indebtedness (the "SENIOR NOTES") or as subordinated indebtedness (the "SUBORDINATED NOTES") of the Bank. The Senior Notes will be issued pursuant to the provisions of an indenture dated as of December 8, 2006, between the Bank and The Bank of New York, as trustee (the "SENIOR TRUSTEE") (as may be supplemented or amended from time to time, the "SENIOR INDENTURE"). In the event the Bank wishes to issue Subordinated Notes, it will enter into a subordinated indenture with an eligible trustee (which may initially be the Senior Trustee) (the "SUBORDINATED TRUSTEE") (as may be supplemented or amended from time to time, the "SUBORDINATED INDENTURE"). The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an "INDENTURE" and collectively as the "INDENTURES," and the Senior Trustee and the Subordinated Trustee are sometimes hereinafter referred to individually as a "TRUSTEE" and collectively as the "TRUSTEES." References in this Agreement to "SERIES OF NOTES" shall also mean a tranche of Notes within a series of Notes.

     The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in the Prospectus referred to below and any Term Sheets (as defined in Section 3(n) below) referred to below. If any Notes are to be listed on the Irish Stock Exchange or any other securities or stock exchange (a "STOCK EXCHANGE"), such terms will also be set forth in an Offering Circular/Prospectus (the "NON-US PROSPECTUS") prepared in accordance with (or pursuant to available exemptions from) the EU Prospectus Directive (the "PROSPECTUS DIRECTIVE") and/or applicable law.


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     The Bank hereby appoints you as its agents for the purpose of soliciting and receiving offers to purchase Notes from the Bank by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Bank at such times and in such amounts as the Bank shall from time to time specify. In addition, you may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "TERMS AGREEMENT") in accordance with the provisions of Section 2(b) hereof. The Bank reserves the right to offer and sell Notes to or through one or more additional agents or underwriters, but will only do so if, in each case, such additional agents and underwriters have agreed to offer and sell such notes in accordance with, and have otherwise agreed to be bound by, the terms and conditions of this Agreement or a separate agreement the terms of which are no more favorable to such agents or underwriters than those set forth in this Agreement. To the extent permitted by law, the Bank further reserves the right to offer and sell Notes directly to eligible investors on its own behalf.

     The Bank has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Notes. Such registration statement as amended at the Commencement Date (as hereinafter defined), including the documents incorporated therein by reference and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B of the Securities Act, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; provided, that if the Bank files a post-effective amendment to the Registration Statement with the Commission pursuant to Rule 462(e) of the rules and regulations of the Commission under the Securities Act ("RULE 462(E)"), then, after such filing, all references to the "REGISTRATION STATEMENT" shall also be deemed to include such post-effective amendment. The Bank proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus relating to the Notes included in the Registration Statement that will describe certain terms of the Notes. The prospectus covering the Notes in the form first used to confirm each sale of Notes (or in the form first made available to the agents by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "BASIC PROSPECTUS." The Basic Prospectus, as supplemented by a prospectus supplement and/or one or more pricing supplements setting forth the terms of the Notes, in the form first used to confirm each sale of Notes (or in the form first made available to the agents by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the "PROSPECTUS"; provided, that the term Prospectus shall include any information deemed to be included therein pursuant to Rule 430B(e) and (f) of the rules and regulations of the Commission under the Securities Act. The term "PRELIMINARY PROSPECTUS" means any preliminary form of the Prospectus. The term "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act. Unless otherwise specified in the Terms Agreement, the term "TIME OF SALE" in respect of any Notes means the time at or prior to the confirmation of any sales of any such Notes. The term "TIME OF SALE PROSPECTUS" means the Basic Prospectus, together with in respect of a particular series of Notes, each preliminary prospectus and/or Term Sheet, if any, filed with the Commission pursuant to Section 3(n) hereto and any related free writing prospectus specified in the relevant Terms Agreement or otherwise agreed to by the Bank and shall include any applicable Permitted Free Writing Prospectus (as hereinafter defined), as it may be supplemented at the Time of Sale. The term "BROADLY


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AVAILABLE ROAD SHOW" means a "BONA FIDE ELECTRONIC ROAD SHOW" as defined in Rule
433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms "REGISTRATION STATEMENT," "BASIC PROSPECTUS," "PROSPECTUS," "PRELIMINARY PROSPECTUS," "TIME OF SALE PROSPECTUS" and free writing prospectus shall include the documents, if any, incorporated by reference therein, as such incorporated documents may be amended or supplemented from time to time. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus or free writing prospectus shall include all documents subsequently filed by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference therein, as such incorporated documents may be amended or supplemented from time to time.

     If the Notes of any series are to be listed on a Stock Exchange, the Prospectus Directive and/or applicable law may, in addition to the Non-US Prospectus, require the preparation of a Final Terms or Securities Note (the "FINAL TERMS DOCUMENT"), which may differ from the form of Pricing Supplement relating to such Notes contained in the Prospectus. References in this Agreement to the "DISCLOSURE DOCUMENTS" shall refer to and include such Non-US Prospectus, as it may be supplemented at that time, any related Final Terms Document and such other documents as may be incorporated by reference therein.

     1. Representations and Warranties. The Bank represents and warrants to and agrees with you as of the Commencement Date, as of each Time of Sale, as of each Settlement Date and as of each date the Registration Statement, the Basic Prospectus, the Prospectus or the Disclosure Documents are amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus, the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, each as amended or supplemented to each such date):

          (a) The Registration Statement has become effective under Rule 462(e); no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Bank, threatened by the Commission. (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment to the Registration Statement and (3) at the date hereof, the Bank was and is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Bank has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, as of the date it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Prospectus, the


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     Time of Sale Prospectus and each Permitted Free Writing Prospectus (whether or not included or incorporated by reference in the Time of Sale
     Prospectus) comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and each Permitted Free Writing Prospectus as of its date of first use does not, and, as amended or supplemented through the related Settlement Date shall not, conflict with the Registration Statement, as then amended, if applicable, (iv) the Time of Sale Prospectus, as then amended or supplemented by the Bank, if applicable, at the Time of Sale and as of the related Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each Permitted Free Writing Prospectus (whether or not included or incorporated by reference in the Time of Sale Prospectus) and each broadly available road show, if any, in each case when considered together with the applicable Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) as of its date, the Prospectus did not contain and, as of each Settlement Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements in or omissions from the Registration Statement, the Time of Sale Prospectus, any free writing prospectus, any broadly available roadshow or the Prospectus based upon information relating to you furnished to the Bank in writing by you expressly for use therein or (B) those parts of the Registration Statement that constitute the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST
     INDENTURE ACT"), of the Trustees.

          (c) The Bank is not an "ineligible issuer" as that term is defined in Rule 405 of the rules and regulations under the Securities Act (i) as of the date hereof, (ii) during any period beginning with the first bona fide offer of Notes and ending on the applicable Settlement Date (each, an "OFFERING PERIOD") and (iii) at any time other than during an Offering Period, at the time of the use of a free writing prospectus (including, without limitation, any Permitted Free Writing Prospectus), if any, provided for herein or contemplated hereby relating to any such offer or sale of Notes.

          (d) The Bank has been duly incorporated and is validly existing as a bank incorporated by Royal Charter under the laws of Ireland, with full power and authority (corporate, governmental and regulatory) under such laws to own, lease and operate its properties and to conduct its business as described in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be. The Bank is duly authorized or qualified to transact business in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so authorized or qualified would not result in a material adverse effect on the condition (financial or otherwise) of the Bank and its subsidiaries taken as a whole or on the power or ability of the Bank to perform its obligations under this Agreement, any Terms Agreement, the Indentures and the Notes or to consummate the


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     transactions to be performed by it as contemplated therein (a "MATERIAL
     ADVERSE EFFECT").

          (e) Each entity that is a "significant subsidiary" of the Bank within the meaning of Regulation S-X under the Exchange Act (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, each with full power and authority (corporate, governmental and regulatory) under such laws to own, lease and operate its properties and to conduct its business as described in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be; all of the issued shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and are owned beneficially by the Bank, free and clear of any pledge, lien, security interest, charge, encumbrance, claim or equity of any kind.

          (f) The consolidated accounts included or, as the case may be, incorporated by reference in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be, present fairly the consolidated financial position of the Bank and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and statement of cash flows of the Bank and its consolidated subsidiaries for the periods specified; and such accounts have been prepared in conformity with International Financial Reporting Standards applied on a consistent basis throughout the periods specified (except as disclosed in such accounts). The financial information in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be, presents fairly the information shown therein.

          (g) PriceWaterhouseCoopers are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (h) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Bank.

          (i) The Senior Indenture has been and, prior to any issue of Subordinated Notes, the Subordinated Indenture will have been, duly qualified under the Trust Indenture Act. The Senior Indenture has and, prior to any issue of Subordinated Notes, the Subordinated Indenture will have, been duly authorized, executed and delivered by, and is or will be a valid and binding agreement of, the Bank, enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by
     (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) requirements that a claim with respect to any Notes that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.


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          (j) The Senior Notes have and, prior to any issue of Subordinated
     Notes, the Subordinated Notes will have, been duly authorized and established in conformity with the provisions of the relevant Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the relevant Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of such Indenture and will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, except as enforcement thereof may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or in law) and (2) requirements that a claim with respect to any Notes that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

          (k) It is not necessary under the laws of Ireland or any political subdivision thereof or authority or agency thereof in order to enable a holder of the Notes or an owner of any interest therein to enforce its rights under the Notes, or to enable you to enforce your respective rights under this Agreement or any Terms Agreement, that it or you should be licensed, qualified or otherwise entitled to carry on business in Ireland or any political subdivision thereof or authority or agency thereof.

          (l) Except as described in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be, no stamp duty or similar tax or duty is payable under the laws of Ireland or the United States or any political subdivision thereof or authority or agency thereof (A) in connection with the creation, issuance or delivery of the Notes or (B) with respect to the execution and delivery of and performance by the respective parties under this Agreement, the Indentures and any applicable Terms Agreement.

          (m) The Senior Notes conform and, prior to any issue of Subordinated Notes, the Subordinated Notes will conform in all material respects to all statements relating thereto contained in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be.

          (n) The Bank and its obligations under this Agreement, the Notes, the Indentures and any applicable Terms Agreement is subject to civil and commercial law and to suit and it and its properties, assets or revenues has no right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in any jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the this Agreement, the Notes, the Indentures and any applicable Terms Agreement.


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          (o) Except as disclosed in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be, payments in respect of any of this Agreement, the Notes, the Indentures and any applicable Terms Agreement will not be subject to any withholdings or other similar charges or deductions for or on account of taxation under the laws of Ireland or any political subdivision or authority thereof.

          (p) The Bank has the power to submit and, pursuant to this Agreement, the Notes, the Indentures and any applicable Terms Agreement has legally, validly, effectively and irrevocably submitted under the laws of the State of New York to the non-exclusive personal jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York in any suit, action or proceeding against them arising out of or related to this Agreement, the Notes, the Indentures and any applicable Terms Agreement, or with respect to its obligations, liabilities or any other matter arising out of or in connection with the issuance of the Notes and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; the consent and submission by the Bank to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of, or in connection with, this Agreement, the Notes, the Indentures and any applicable Terms Agreement, as applicable, is valid under the laws of the State of New York and Ireland and any political subdivision of any of them and will be recognized and given effect by any federal or state court in the Borough of Manhattan, The City of New York and the courts of Ireland; and the Bank has the power to designate, appoint and empower and pursuant to Section 9 of this Agreement and the relevant provisions of the other agreements and instruments to which it is a party, has (or, in the case of any Subordinated Notes and any Subordinated Indenture, shall have) legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement, the Notes, the Indentures and any applicable Terms Agreement in any federal or state court in the Borough of Manhattan, The City of New York.

          (q) The choice of the laws of the State of New York, as the governing law of this Agreement, the Notes, the Indentures and any applicable Terms Agreement, is in each case a valid choice of law under the laws of Ireland and the State of New York, as applicable, and any political subdivision of any of them and will be recognized and given effect by the Irish courts and the federal and state courts in the Borough of Manhattan, The City of New York.

          (r) The Bank has full power, authority and legal right under the laws of Ireland to enter into and perform its obligations of indemnification and contribution set forth in Section 6 of this Agreement; the indemnification provisions in such Section 6 do not contravene Irish public policy or laws and the contribution provisions set forth in such Section 6 do not contravene Irish public policy or laws as such public policy or laws are in effect on the date of this Agreement.

          (s) The Bank is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to


                                        7

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     which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect. The execution and delivery by the Bank of this Agreement, the Notes, the Indentures and any applicable Terms Agreement and the performance by the Bank of its obligations under this Agreement, the Notes, the Indentures and any applicable Terms Agreement will not contravene any provision of (1) applicable law or the Bye-Laws or other constituent documents of the Bank or (2) any agreement or other instrument binding upon the Bank or any of its Subsidiaries or (3) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank or any of its Subsidiaries, except in the case of (2) or (3) immediately above that would not result in a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Notes, the Indentures and any applicable Terms Agreement, except those which have been, or will have been prior to the Settlement Date, obtained under the Securities Act or the Exchange Act and such consents, approvals, authorizations or orders of, or qualifications, as may be required by state or foreign securities or Blue Sky laws or any rules or regulations of any Stock Exchange in connection with the offer and sale of the Notes.

          (t) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Bank and its subsidiaries, taken as a whole, from that set forth in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be, and, except as disclosed in or contemplated by the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be, there has been no dividend or distribution of any kind declared, paid or made by the Bank on any class of its capital stock.

          (u) There is no pending or, to the knowledge and in the reasonable judgment of the Bank, threatened any action, suit or proceeding to which the Bank or any of its subsidiaries is a party before or by any court or governmental agency or body that might result in a Material Adverse Effect, other than proceedings accurately described in all material respects in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be, and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Prospectus or the Disclosure Documents, as the case may be, or to be filed or incorporated by reference as exhibits to the Registration Statement or the Disclosure Documents, as the case may be, that are not described, filed or incorporated as required.

          (v) The Bank is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, the Time of Sale Prospectus or the Disclosure Documents, as the case may be, will not be, required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (w) To the knowledge of the Bank, no event relating to the commencement of the dissolution of the Bank or any voluntary or involuntary liquidation, dissolution or winding-up of the Bank has occurred.


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          (x) Each of the Bank and its Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be, except to the extent that the failure to obtain or file would not have a Material Adverse Effect.

          (y) The Disclosure Documents shall comply in all material respects with such Prospectus Directive-related disclosure and other requirements as shall be applicable to them, including, without limitation, any and all requirements of the Irish Financial Services Regulatory Authority and applicable Irish law.

          (z) To the best of its knowledge, the Bank is in material compliance with such requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder (together, "SARBANES-OXLEY") as are applicable to it; the Bank reasonably believes that it will be in a position to and will timely comply in all material respects with such other requirements of Sarbanes-Oxley as may be applicable to it, including, without limitation, the requirements of Section 404.

     2. Solicitations as Agents; Purchases as Principals.

          (a) Solicitations as Agents. In connection with your actions as agents hereunder, you agree to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus, the Time of Sale Prospectus or the Disclosure Documents, as the case may be.

          The Bank reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Bank, you will forthwith suspend solicitations of offers to purchase Notes from the Bank until such time as the Bank has advised you that such solicitation may be resumed. While such solicitation is suspended, the Bank shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement, the Prospectus or the Disclosure Documents, as the case may be, are amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Notes until the Bank has delivered such certificates, opinions and letters as you may reasonably request.

          The Bank agrees to pay to you, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by you, a commission (which may be in the form of a discount from the purchase price of such Notes) equal to between .125% and .750% (depending upon such Note's maturity of the principal amount of such

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     Note, in each case as set forth in Schedule 2 to this Agreement, or such other discount as may be specified in the Prospectus, the Time of Sale Prospectus or the Disclosure Documents (as applicable) relating to such Note.

          You shall communicate to the Bank, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Bank. The Bank shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

          (b) Purchases as Principals. Each sale of Notes to you as principals shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Bank will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such of you as may be parties thereto. Each Terms Agreement will take the form of a written agreement between you and the Bank, which may be substantially in the form of Exhibit A hereto.

          Your commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Bank for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Bank pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such of you as may be parties thereto.

     Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes, purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by you as principal pursuant to a Terms Agreement, is referred to herein as a "SETTLEMENT DATE."

     Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Time of Sale Prospectus and Prospectus relating to such Notes.

          (c) Administrative Procedures. You and the Bank agree to perform the respective duties and obligations specifically provided to be performed in a set of

     Medium Term Notes, Administrative Procedures to be agreed between the Bank and you (the "ADMINISTRATIVE PROCEDURES"), as amended from time to time.

          (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agents of the Bank shall be delivered at the office of Sidley Austin and/or Sidley Austin LLP, your counsel, not later than 4:00 p.m., New York City time, on the date hereof, or at such other time and/or place as you and the Bank may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Notes and (ii) the first date on which the Bank accepts any offer by you to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "COMMENCEMENT DATE."

          (e) Free Writing Prospectuses. In connection with your actions hereunder, you represent and agree that, you will furnish the Bank with each proposed free writing prospectus, other than a free writing prospectus including information set forth in a Term Sheet filed pursuant to Rule 433(d) of the rules and regulations under the Securities Act, that (i) is required to be so filed with the Commission pursuant to Rule 433(d) of the rules and regulations under the Securities Act or (ii) is prepared by you or on your behalf and is or will be a part of the Time of Sale Prospectus before its first use and will not use any such free writing prospectus to which the Bank reasonably objects, it being understood that no such requirement shall apply in respect of (i) any Permitted Free Writing Prospectus and (ii) any routine Bloomberg and/or similar communications relating to any such offer or sale of Notes to the extent that such communication (a) contains information limited to that specified in Rule 433(d)(4), (b) conveys only the final terms of the Notes or (c) as otherwise agreed with the Bank. Subject to the foregoing, you further represent and agree that you will not distribute any free writing prospectus used or referred to by you in a manner reasonably designed to lead to its broad unrestricted dissemination; provided, that such covenant and agreement shall not apply to any such free writing prospectus forming part of the Time of Sale Prospectus or any such free writing prospectus approved by the Bank for broad unrestricted dissemination. You covenant and agree to use any free writing prospectus prepared by you or on your behalf only if such free writing prospectus complies with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act and that each such free writing prospectus, as amended or supplemented through the related Settlement Date, shall not conflict with the Registration Statement, as then amended, if applicable.

          (f) Selling Restrictions. In connection with your activities as agent or principal under this Agreement and any related Terms Agreement, you agree to observe the selling restrictions set forth in Schedule 3 hereto in all material respects.

     3. Agreements. The Bank agrees with you that:

          (a) In connection with the offer and sale of any Notes of any series in which you are involved either as agent or principal, the Bank will furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Bank relating to such offering of Notes, and the Bank will not use or refer to any proposed free writing prospectus to which you reasonably object. Each such permitted issuer free writing prospectus is referred to as a "Permitted Free Writing Prospectus".

          (b) The Bank will not take any action that would result in you or the Bank being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by you or on your behalf that you otherwise would not have been required to file thereunder, and will ensure that any free writing prospectus permitted by
     Section 3(a) hereof that is required to be so filed by the Bank is filed in a timely manner.

          (c) If the Time of Sale Prospectus is being used to solicit offers to buy Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of your counsel, in consultation with the Bank's counsel, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Bank will forthwith prepare, file with the Commission and furnish, at the Bank's own expense, to you and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

          (d) Prior to the termination of the offering of the Notes pursuant to this Agreement or pursuant to any Terms Agreement, the Bank will not file any Time of Sale Prospectus or prospectus supplement (including any product supplement or pricing supplement) relating to the Notes or any amendment to the Registration Statement relating to the Notes unless the Bank has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Bank's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act. Subject to the foregoing sentence, the Bank will promptly cause each supplement to the Basic Prospectus relating to the Notes (including any product supplement or pricing supplement) to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Bank will promptly advise you (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Bank will use its commercially reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document.

          (e) If, at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act), as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, in consultation with the Bank's counsel, or in the opinion of the Bank's counsel, it is necessary at any time to amend or supplement the Prospectus or the Disclosure Documents, as then amended or supplemented, to comply with applicable law, the Bank will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Bank, you shall forthwith suspend such solicitation and cease using the Prospectus or the Disclosure Documents, as then amended or supplemented. If the Bank shall decide to amend or supplement the Registration Statement, the Prospectus or the Disclosure Documents, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, and/or a supplement to the Disclosure Documents, as appropriate, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus and/or Disclosure Documents to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to Section 3(i) and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement or upon the approval of any required supplement to the Disclosure Documents, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this
     Section 3(e), until the distribution of any Notes you may own as principal has been completed, if any event described above in this Section 3(e) occurs, the Bank will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, and/or a supplement to the Disclosure Documents, as appropriate, reasonably satisfactory in all respects to you, will supply such amended or supplemented Prospectus and/or Disclosure Documents to you in such quantities as you may reasonably request and shall furnish to you pursuant to Section 3(i) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as you may reasonably request in connection with the preparation and filing of such amendment or supplement.

          (f) The Bank will file such reports pursuant to the Exchange Act and the rules and regulations under the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering a period of at least twelve months beginning, in each case, not later than the first day of the Bank's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes.

          (g) The Bank will furnish in New York City, without charge, (i) to each of you, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and (ii) to each of you that purchases Notes pursuant to a Terms Agreement or solicits an offer to purchase Notes that is accepted by the Bank, prior to 10:00 a.m. New York City time on the business day next succeeding the date of such Terms Agreement or the acceptance of such offer, as many copies of the Prospectus, as then amended or supplemented (including the Time of Sale Prospectus and the Prospectus or Pricing Supplement relating to the Notes to be purchased pursuant to such Terms Agreement or accepted offer), as you may reasonably request.

          (h) The Bank will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Bank shall not be obligated to file any general consent to service of process (other than as contemplated herein) or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (i) During the term of this Agreement, the Bank shall furnish to you such relevant documents and certificates of officers of the Bank relating to the business, operations and affairs of the Bank, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, any Time of Sale Prospectus, the Disclosure Documents, the Indentures, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Bank of its obligations hereunder or thereunder as you may from time to time reasonably request.

          (j) The Bank shall notify you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Bank or any of the securities of the Bank or in the rating outlook for the Bank by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (k) Whether or not any sale of Notes is consummated or this Agreement or any Terms Agreement is terminated, the Bank will pay or cause to be paid all expenses incidental to the performance of its obligations under this Agreement and any Terms

     Agreement, including: (i) the fees, disbursements and expenses of the Bank's counsel and the Bank's accountants, of the Trustees and their counsel and of any depositary and its counsel, in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Bank and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Notes (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to you and the dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to you, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of your counsel in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of your counsel incurred in connection with the review and qualification of the offering of the Notes by the National Association of Securities Dealers, Inc. (if and to the extent any such review or qualification is required), (v) any fees charged by the rating agencies for the rating of the Notes, (vi) all fees and expenses in connection with listing the Notes on any Stock Exchange (including, to the extent applicable, the Irish Stock Exchange) and all costs and expenses associated with the preparation, review and approval of the Disclosure Documents,
     (vii) the cost of the preparation, issuance and delivery of the Notes,
     (viii) the costs and charges of any trustee, transfer agent or registrar,
     (ix) with the prior approval of the Bank, the costs and expenses of the Bank relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Bank and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, the Indentures and any Terms Agreement, (xi) the reasonable fees and disbursements of your counsel incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, (xii) any reasonable out of pocket expenses incurred by you (provided that any advertising expenses incurred by you shall have been approved by the Bank) and
     (xiii) all other costs and expenses incidental to the performance of the obligations of the Bank hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 6 entitled "Indemnification and Contribution," you will pay all of your costs and expenses, including fees and disbursements of your counsel, transfer taxes payable on resale of any of the Notes by you and any advertising expenses connected with any offers you may make.

          (l) If the third anniversary of the initial effective date of the Registration Statement occurs during an offering of Notes before all of the Notes then being offered have been sold by you, prior to the third anniversary the Bank will file a new shelf registration statement and take any other action necessary to permit the public offering of the Notes to continue without interruption; references herein to the Registration Statement shall include the new registration statement that becomes effective in accordance with the Securities Act and the rules and regulations of the Commission under the Securities Act.

          (m) During the period beginning on the date of any Terms Agreement, and continuing to and including the Settlement Date with respect to such Terms Agreement, the Bank will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank substantially similar to the Notes set forth in such Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Terms Agreement, (B) Notes previously agreed to be sold by the Bank, (C) commercial paper issued in the ordinary course of business and (D) notes issued under the Bank's EMTN program).

          (n) Unless otherwise notified by you, the Bank will prepare a final term sheet (a "TERM SHEET") relating to each offering of the Notes, containing only information that describes the final terms of the Notes or the offering, in a form consented to by you (which consent shall not be unreasonably withheld), and will file such Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Notes.

          (o) The Bank will apply the net proceeds from the sale of the Notes to subscribe for the purposes as described in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be.

          (p) The Bank will use commercially reasonably efforts to cause any Notes that are to be listed on a Stock Exchange to be so listed within the time and in the manner described in the Prospectus, the Time of Sale Prospectus and the Disclosure Documents, as the case may be, and will use commercially reasonable efforts to maintain such listing or obtain a substitute listing reasonably acceptable to such of you as may have purchased or solicited the purchase of such Notes.

     4. Conditions of the Obligations of the Agents. Your obligation to solicit offers to purchase Notes as agents of the Bank, your obligation to purchase Notes as principals pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Bank herein, as of the date on which such representations and warranties were made or are deemed to be made pursuant to Section 1 of this Agreement, to the accuracy of the statements of the Bank's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Bank of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your or any other purchaser's obligation to purchase Notes, at the time the Bank accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

          (a) Prior to such solicitation or purchase (including, without limitation, at the applicable Time of Sale) and through the Settlement Date, as the case may be:

               (i) there shall not have occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus;

               (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, any of the New York Stock Exchange, the Irish Stock Exchange, the London Stock Exchange or any Stock Exchange, (B) suspension of trading of any securities of the Bank on the New York Stock Exchange, the Irish Stock Exchange, the London Stock Exchange or any Stock Exchange, (C) material disruption in securities settlement, payment or clearance services in the United States or, in the event of a global offering, in any relevant foreign jurisdiction, (D) declaration of any moratorium on commercial banking activities by Federal or New York State or Irish authorities or (E) any outbreak or escalation of hostilities or any change in financial markets (or, if the relevant Notes are denominated in a currency other than U.S. dollars, any change in currency exchange rates or controls with respect to such currency) or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified above, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus or the Time of Sale Prospectus; and

               (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading in the rating accorded the Bank or any of the securities of the Bank by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received:

               (i) The opinion, dated as of such date, of Debevoise & Plimpton LLP, United States counsel to the Bank, or of other counsel reasonably satisfactory to you, substantially in the form set forth in Exhibit B.

               (ii) The negative assurances statement, dated as of such date, of Debevoise & Plimpton LLP, United States counsel to the Bank, or of such other counsel reasonably satisfactory to you, substantially in the form set forth in Exhibit C.

               (iii) The opinion, dated such date, of the Group Legal Adviser of the Bank, or of other counsel reasonably satisfactory to you, substantially in the form set forth in Exhibit D.

               (iv) The opinion, dated such date, of Arthur Cox, the Bank's Irish solicitors, or of other counsel reasonably satisfactory to you, substantially in the form set forth in Exhibit E.

               (v) The opinion, dated as of such date, of Sidley Austin and/or Sidley Austin LLP, your United States counsel, or of other counsel reasonably satisfactory to you, covering such matters as you may request.

          (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by two duly authorized executive officers of the Bank to the effect set forth in Section 4(a)(i) and (iii) above and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of such date and that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

          (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the Bank's independent public accountants shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance reasonably satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Disclosure Documents, as the case may be, as then amended or supplemented; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

          (e) On the Commencement Date and on each Settlement Date, the Bank shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

     5. Additional Agreements of the Bank. (a) Each time the Registration Statement, the Prospectus or the Disclosure Documents are amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities or similar terms offered on the Notes or a change you deem to be immaterial or in connection with the filing by the Bank of any report under the Exchange Act or the rules and regulations thereunder (other than the Bank's Form 20-F and any filing in respect of which you may reasonably agree otherwise), the Bank will deliver or cause to be delivered forthwith to you a certificate signed by two duly authorized executive officers of the Bank, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement, the Prospectus and the Disclosure

Documents, as the case may be, as amended or supplemented to the time of delivery of such certificate.

          (b) Each time the Bank furnishes a certificate pursuant to Section 5(a), the Bank will furnish or cause to be furnished forthwith to you a written opinion of United States and Irish counsel for the Bank. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form reasonably satisfactory to you and shall be of the same tenor as the opinions referred to in Section 4(b), but modified to relate to the Registration Statement, the Prospectus and the Disclosure Documents, as the case may be, as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Documents, as the case may be, as amended or supplemented to the time of delivery of such letter).

          (c) Each time the Registration Statement, the Prospectus and the Disclosure Documents, as the case may be, are amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Bank shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Documents, as the case may be, as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

     6. Indemnification and Contribution. (a) The Bank agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each of your affiliates within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any Permitted Free Writing Prospectus and/or other issuer free writing prospectus as defined in Rule 433(h) under the Securities Act relating to the Notes, or the Prospectus or the Disclosure Documents (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Bank in writing by you expressly for use therein.

          (b) You agree, severally and not jointly, to indemnify and hold harmless the Bank, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank to you, but only with reference to information relating to you furnished to the Bank in writing by you expressly for use in the Registration Statement, any preliminary prospectus (including, without limitation, any Permitted Free Writing Prospectus), the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or the Disclosure Documents or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 6(a), and by the Bank, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such action or claim and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and you on the other hand from the offering of such Notes or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Bank on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and you on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Bank bear to the total discounts and commissions received by you in respect thereof as set forth in the Prospectus. The relative fault of the Bank on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Your obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Notes you have purchased in any offering of Notes hereunder, and not joint.

          (e) The Bank and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 6(d) that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 6 and the representations, warranties and other statements of the Bank contained in or made pursuant to this Agreement or any Terms Agreement will remain operative and in full force and effect, regardless of (i) any termination of this Agreement or any such Terms Agreement, (ii) any investigation made by or on behalf of you, any person controlling you or any of your affiliates or by or on behalf of the Bank, its officers or directors or any person controlling the Bank and (iii) acceptance of and payment for any of the Notes.

     7. Position of the Agent. In acting under this Agreement and in connection with the sale of any Notes by the Bank (other than Notes sold to you pursuant to a Terms Agreement), you are acting solely as agent of the Bank and do not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. You shall make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Bank, but you shall not have any liability to the Bank in the event any such purchase is not consummated for any reason. If the Bank shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Bank shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default.

     8. Termination. This Agreement may be terminated at any time either by the Bank or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of the other parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last sentence of Section 3(e) and Sections 3(f), 3(k), 6, 7 and 9 through 14 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Bank but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(d), 3(g) through 3(j), 3(m), 4 and 5 shall also survive until such delivery has been made.

     9. Consent to Jurisdiction; Agent Appointed to Accept Service of Process.
(a) The Bank irrevocably consents and agrees, for the benefit of you and the other persons referred to in Section 16 hereof that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement, any of the other agreements to which the Bank is a party or the Notes may be brought in any federal or state court in the Borough of Manhattan, The City of New York and, until all amounts due and to become due in respect of all the Notes have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding arising out of or in connection with this Agreement or any additional agreement for itself and in respect of its properties, assets and revenues.

          (b) The Bank hereby irrevocably designates, appoints and empowers The Governor and Company of the Bank of Ireland, Connecticut Branch, Wholesale Financial Services US, 300 First Stamford Place, Stamford, Connecticut 06902, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any such action, suit or proceeding brought in any United States or State court, with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any additional agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Bank agrees to designate a new designee, appointee and agent in The City of New York, on the terms and for the purposes of this Section 9 reasonably satisfactory to you. The Bank further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this subsection (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified mail, first class, postage prepaid, to the Bank at its address specified in or designated pursuant to this Agreement. The Bank agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Notes, you or the other persons referred to in Section 16 hereof to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Bank or bring actions, suits or proceedings against the Bank in any jurisdiction, and in any manner, as may be permitted by applicable law. The Bank hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any federal or state court in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     10. Foreign Taxes. Subject to the succeeding sentence, any amounts payable hereunder to you shall unless otherwise required by law be made free and clear of and without withholding or deduction for or on account of any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings of whatsoever nature now or hereafter imposed, levied, collected, deducted or withheld or assessed by or on behalf of Ireland or any political subdivision or authority thereof or by any jurisdiction in which the Bank has a branch, an office or agency from which payment is made (a "Taxing Authority"), excluding (i) any such tax which could not have been imposed if you had no present or former connection with any such jurisdiction other than the performance of your obligations hereunder, (ii) any income or franchise tax imposed on the overall net income of such person by any jurisdiction of which such person is a resident, citizen or domiciliary, or in which such person is engaged in business and (iii) any tax imposed that would not have been imposed but for the failure by such person to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with any Taxing Authority if compliance is required by such Taxing Authority as a pre-condition to exemption from, or reduction in rate of, such tax (all such non-excluded taxes, the "Foreign Taxes"). If, by operation of law or otherwise, that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted cannot be paid or remitted, then amounts payable under this Agreement shall be increased to such amounts as are necessary to yield and remit to such person amounts which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equal the amounts that would have been payable if no Foreign Taxes had been so withheld or deducted (the "Additional Amount"); provided, however, that no Additional Amount with respect to any payment or compensation to such person hereunder shall be required to be paid in the event that such payment or compensation is subject to such Foreign Tax by reason of such person being connected with the jurisdiction of the Taxing Authority other than by reason of merely receiving payment hereunder.

     11. Waiver of Immunity. To the extent that the Bank or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and any additional agreement or the Notes, the Bank hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

     12. Judgment Currency. The Bank agrees to indemnify each of you against any loss incurred by you as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which you would have been able to purchase U.S. dollars with the amount of the Judgment Currency actually received by you had you utilized such amount of Judgment Currency to purchase U.S. dollars as promptly as practicable upon your receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Bank and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     13. No Fiduciary Duty. The Bank hereby acknowledges and agrees that notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of you (and notwithstanding any agency or other similar references in this Agreement), that: (i) nothing herein shall create a fiduciary or agency relationship between the Bank, on the one hand, and any of you, on the other; (ii) you are not acting as advisors, expert or otherwise, to the Bank in connection with any of the transactions contemplated by this Agreement or any other services you may be deemed to be providing hereunder, including, without limitation, with respect to the price of the Notes; (iii) the relationship between the Bank, on the one hand, and you, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that you may have to the Bank under this Agreement shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement or any other agreement or instrument to the contrary, the Bank acknowledges that you may have financial interests in the success of the offering of the Notes that are not limited to the difference between the offering price and the purchase price paid by you for any Notes and you have no obligation to disclose, or account to the Bank for, any of such additional financial interests.

     14. Disclosure of Tax Treatment and Tax Structure. Notwithstanding anything herein to the contrary, any party to this Agreement (and each employee, representative or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, provided, however, that no party to this Agreement (and no employee, representative or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party) or any other information to the extent that such disclosure could reasonably result in a violation of any federal or state securities law.

     15. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Bank, will be mailed, delivered or telefaxed and confirmed to the Bank at The Governor and Company of the Bank of Ireland, Group Secretary's Office, Lower Baggot Street, Dublin 2, Ireland (Attention: Group Secretary), with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, Attention: Matthew E. Kaplan, Esq., and if sent to you, will be mailed, delivered or telefaxed and confirmed to:

          (a) if sent to ABN Amro:

               ABN Amro
               55 East 52nd Street
               New York, NY 10055
               Attention: Edward Chow
               Telephone: 212-409-6152
               Telefax: __________

          (b) if sent to Banc of America Securities LLC:

               Banc of America Securities LLC
               40 West 57th Street
               New York, NY 10019
               Attention: High Grade Debt Capital Markets Transaction Management
               Telephone: 646-313-8798
               Telefax: 212-901-7881

          (c) if sent to Barclays Capital Inc.:

               Barclays Capital Inc.
               200 Park Avenue
               New York, NY 10166
               Attention: Pamela Kendall
               Telephone: 212-412-7606
               Telefax: 212-412-7680

          (d) if sent to Citigroup Global Markets Inc., at:

               Citigroup Global Markets Inc.
               Citigroup Medium-Term Note Department
               388 Greenwich Street
               New York, NY 10013
               Attention: Carolyn Coan
               Telephone: (212) 816-6000
               Telefax: (212) 816-7912

          (e) if sent to Deutsche Bank Securities Inc.:

               Deutsche Bank Securities Inc.
               60 Wall Street, 3rd Floor,
               New York, NY 10005
               Attention: Debt Capital Markets - Syndicate Desk
               Telephone: (212) 250-6801
               Telefax: (212) 797-5171

          (f) if sent to Goldman, Sachs & Co.:

               Goldman, Sachs & Co.
               Credit Department
               85 Broad Street
               New York, NY 10004
               Attention: Manager
               Telephone: (212) 902-1000
               Telefax: (212) 902-4023

               With a copy to:

               Goldman, Sachs & Co.
               85 Broad Street
               New York, NY 10004
               Attention: Maurice Michaane
               Telefax: (212) 346-3594

          (g) if sent to J.P. Morgan Securities Inc., at:

               J.P. Morgan Securities Inc.
               270 Park Avenue

               New York, New York 10017
               Attention: Medium-Term Note Desk - 8th Floor
               Telefax: 1-212-834-6081
               Telephone: 1-212-834-4533

          (h) if sent to Lehman Brothers Inc.:

               Lehman Brothers Inc.
               745 Seventh Avenue
               New York, NY 10019
               Attention: Fixed Income Syndicate/Medium Term Note Desk
               Telephone: 1-212-526-9664
               Telefax: 1-212-526-0943

          (i) if sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at:

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
               4 World Financial Center
               North Tower / 15th Floor
               250 Vesey Street
               New York, NY 10080
               Attention: Global Transaction Management Group
               Telephone: 1-212-449-7476
               Telefax: 1-212-449-1012

          (j) if sent to Morgan Stanley & Co. Incorporated, at:

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               2nd Floor
               New York, New York 10036
               Attention: Manager, Continuously Offered Products
               Telefax number: 1-212-761-0780

               With a copy to:

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               29th Floor
               New York, New York 10036
               Attention: Peter Cooper, Investment Banking Information Center Telefax number: 1-212-761-0260

          (k) if sent to Wachovia Capital Markets, LLC:

               Wachovia Capital Markets, LLC
               301 South College Street
               Charlotte, NC 28288-0602
               Attention: MTN Syndicate Desk
               Telephone: (704) 383-7727
               Telefax: (704) 383-9165;

               with a copy to:

               E. Mark Walsh, Esq.,
               Sidley Austin
               Woolgate Exchange
               25 Basinghall Street
               London  EC2V 5HA.

     16. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

     17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     18. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

     19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Bank and you.

                                        Very truly yours,

                                        THE GOVERNOR AND COMPANY OF
                                        THE BANK OF IRELAND


                                        By: /s/ Lewis E. Love, Jr.
                                            ------------------------------------
                                        Name: Lewis E. Love, Jr.
                                        Title: Head of ALM

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

ABN AMRO INC.


By: /s/ Louis Decero
    ---------------------------------
Name: Louis Decero
Title: Managing Director


BANC OF AMERICA SECURITIES LLC


By: /s/ Joseph A. Crowley
    ---------------------------------
Name: Joseph A. Crowley
Title: Vice President


BARCLAYS CAPITAL INC.


By: /s/ Pamela Kendall
    ---------------------------------
Name: Pamela Kendall
Title: Director


CITIGROUP GLOBAL MARKETS INC.


By: /s/ Jack D. McSpadden, Jr.
    ---------------------------------
Name: Jack D. McSpadden, Jr.
Title: Managing Director


DEUTSCHE BANK SECURITIES INC.


By: /s/ Peter H. Burger
    ---------------------------------
Name: Peter H. Burger
Title: Director Debt Syndicate
       Deutsche Bank Securities Inc.

By: /s/ Christina Juhasz
    ---------------------------------
Name: Christina Juhasz
Title: Director
       Deutsche Bank Securities Inc.
       Bank Coverage & Syndicate

GOLDMAN, SACHS & CO.


/s/ Goldman Sachs & Co.
-------------------------------------
(Goldman, Sachs & Co.)


J.P. MORGAN SECURITIES INC.


By: /s/ Robert Bottamedi
    ---------------------------------
Name: Robert Bottamedi
Title: Vice President


LEHMAN BROTHERS INC.


By: /s/ Martin Goldberg
    ---------------------------------
Name: Martin Goldberg
Title: Senior Vice President


MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED


By: /s/ Scott G. Primrose
    ---------------------------------
Name: Scott G. Primrose
Title: Authorized Signatory


MORGAN STANLEY & CO. INCORPORATED


By: /s/ Michael Fusco
    ---------------------------------
Name:  Michael Fusco
Title: Executive Director

WACHOVIA CAPITAL MARKETS, LLC


By: /s/ Teresa Hee
    ---------------------------------
Name: Teresa Hee
Title: Managing Director

                                   SCHEDULE 1

ABN Amro Inc.

Banc of America Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. Incorporated

Wachovia Capital Markets, LLC

                                   SCHEDULE 2

     As compensation for your services hereunder, the Bank shall pay such of you as arrange a sale of Notes as agent or purchase Notes as principal, a commission (which may be in the form of a discount) for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                          PERCENT OF
        MATURITY RANGES               PRINCIPAL AMOUNT*
        ---------------               -----------------
From 9 months to less than 1 year           .125%
From 1 year to less than 18 months          .150
From 18 months to less than 2 years         .200
From 2 years to less than 3 years           .250
From 3 years to less than 4 years           .350
From 4 years to less than 5 years           .450
From 5 years to less than 6 years           .500
From 6 years to less than 7 years           .550
From 7 years to less than 10 years          .600
From 10 years to less than 15 years         .625
From 15 years to less than 20 years         .700
From 20 years to 30 years                   .750

----------
*    Unless otherwise agreed by the Bank at or prior to the Time of Sale.

                                   SCHEDULE 3

                              Selling Restrictions

     Pursuant to the Distribution Agreement (as amended from time to time, the "Agreement") among the Bank (as therein defined) and the agents and underwriters named therein (each an "Agent"; collectively, the "Agents"), each Agent, severally and not jointly, agrees that it will not knowingly offer, sell or offer to sell the Notes to a resident of Ireland, or a person whose usual place of abode is in Ireland and it will not knowingly distribute or cause to be distributed in Ireland any offering material in connection with the Notes.

     In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (a "Relevant Member State"), each Agent further agrees, severally and not jointly, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts;

     (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

     (d) in any other circumstances which do not require the publication by the Bank of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     Each Agent, severally but not jointly, agrees that:

     (a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ("FSMA") by the Bank;

     (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which
Section 21(1) of the FSMA does not apply to the Bank; and

     (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

     The Notes may not be offered or sold by means of any document other than
(i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

     The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each Agent, severally and not jointly, agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

     Neither a prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to
Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

     Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

     Wherever in this Schedule 3, any Agent has or is deemed to have made a representation or agreement to observe one or more of the laws and other restrictions referred to above, it shall be deemed to have agreed to do so in all material respects.

                                                                       EXHIBIT A

                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT

          The Governor and Company of the Bank of Ireland (the "BANK") hereby agrees to sell, and you hereby agree to purchase, the principal amount of Medium-Term Notes (the "NOTES") referred to below, upon the terms and subject to the conditions set forth in the Distribution Agreement (as amended from time to time, the "AGREEMENT") dated December 8, 2006 among the Bank and you and the other agents named therein and such other terms as are set forth below:

          Principal Amount: $______________
          (or principal amount
          of foreign currency)

          Interest Rate:

          If Fixed Rate Note:
             Interest Rate:

          If Floating Rate Note:
             Interest Rate Basis:
             Initial Interest Rate:
             Initial Interest Reset Date:
             Spread, if any:
             Spread Multiplier, if any:
             Spread Adjustment Formula, if any:
             Interest Reset Date(s):
             Interest Payment Date(s):
             Index Maturity:
             Maximum Interest Rate, if any:
             Minimum Interest Rate, if any:
             Interest Reset Period:
             Interest Payment Period:
             Calculation Agent:

          If Redeemable:
             Initial Redemption Date:
             Initial Redemption Percentage:
             Annual Redemption Percentage Reduction, if any:

          If Repayable:
             Repayment Date(s):

             Repayment Price:

          Date of Maturity
          Purchase Price: _________%
          Settlement Date, Place and Time:
          Currency of Denomination:
          Denominations (if currency is
          other than U.S. dollars):
          Currency of Payment:

          Time of Sale:

          [Discount Notes:]

          [Amortizing Notes:]

          [Indexed Notes:]

          [Additional Terms:]

          In connection with the purchase of Notes by you pursuant to this Terms Agreement, the opinions of counsel referred to in Section 7(b) of the Agreement, the certificate referred to in Section 7(c) of the Agreement and the accountant's letter referred to in Section 7(d) of the Agreement [shall] [shall not] be required on the Settlement Date.

          Capitalized terms used herein and not otherwise defined shall have the meanings given to those terms in the Notes.

          IN WITNESS WHEREOF, we have hereunto set our hands this ____ day of __________, 20__.

                                        THE GOVERNOR AND COMPANY OF
                                        THE BANK OF IRELAND


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [ABN AMRO INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------


                                        [BANC OF AMERICA SECURITIES LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------


                                        [BARCLAYS CAPITAL INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------


                                        [CITIGROUP GLOBAL MARKETS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------


                                        [DEUTSCHE BANK SECURITIES INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------


                                        [GOLDMAN, SACHS & CO.



                                        ----------------------------------------
                                                 (Goldman, Sachs & Co.)]

                                        [J.P. MORGAN SECURITIES INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------


                                        [LEHMAN BROTHERS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------


                                        [MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------


                                        [MORGAN STANLEY & CO. INCORPORATED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------


                                        [WACHOVIA CAPITAL MARKETS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------

                                                                       EXHIBIT B

                      FORM OF DEBEVOISE & PLIMPTON OPINION

                                                                       EXHIBIT C

                          FORM OF DEBEVOISE & PLIMPTON
                            NEGATIVE ASSURANCE LETTER

                                                                       EXHIBIT D

                       FORM OF GROUP LEGAL ADVISER OPINION

                                                                       EXHIBIT E

                           FORM OF ARTHUR COX OPINION


                                       E-1